UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 13, 2006

    ARI NETWORK SERVICES, INC.

(Exact name of registrant as specified in its charter)

Wisconsin (State or other jurisdiction of incorporation)	0-19608 (Commission File Number)	39-1388360 (IRS Employer Identification No.)

11425 West Lake Park Drive, Suite 900 Milwaukee, Wisconsin (Address of principal executive offices)	53224 (Zip Code)

Registrant’s telephone number, including area code:  (414) 973-4300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On January 9, 2006, the Company terminated the employment of Michael E. McGurk, who had been serving as the Vice President of Technology Operations.  In connection with this termination, on January 13, 2006, the Company and Mr. McGurk entered into a Severance Agreement (the “Agreement”).  The Agreement provides that Mr. McGurk shall be entitled to receive up to six months’ annual base salary in 12 bi-weekly installments as severance, as well as reimbursement of up to six months of health insurance coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985 and up to six months of outplacement services from an outplacement provider selected by the Company.  Mr. McGurk released all claims that he may have against the Company arising prior to the date of the Agreement.

The foregoing summary of the Agreement is qualified in its entirety be reference to the text of the Agreement, a copy of which is filed as Exhibit 10.1.

Item 9.01 Financial Statements and Exhibits.

(d)

Exhibits

Exhibit No	Description

10.1	Severance Agreement with Michael E. McGurk, dated January 13, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  January 17, 2006

ARI NETWORK SERVICES, INC.

By:  /s/ Brian E. Dearing

Brian E. Dearing

Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Severance Agreement with Michael E. McGurk, dated January 13, 2006.

4